ICC25 7835 1 Jackson National Life Insurance Company® JOINT FOR LIFE GUARANTEED MINIMUM WITHDRAWAL BENEFIT WITH ANNUAL STEP-UP Thank you for choosing Jackson National Life Insurance Company, also referred to as "the Company." This guaranteed minimum withdrawal benefit (GMWB) is made a part of the Contract to which it is attached. Certain provisions of Your Contract are revised as described below as of the Effective Date of this add-on benefit. To the extent any provisions contained in this add-on benefit are contrary to or inconsistent with those of the Contract to which it is attached, the provisions of this add-on benefit will control. The provisions of Your Contract remain in effect except where modified by this add-on benefit. Capitalized terms that are not otherwise defined in this endorsement are defined in Your Contract. PLEASE NOTE: YOU CANNOT ELECT TO TERMINATE THIS ADD-ON BENEFIT INDEPENDENTLY FROM THE CONTRACT TO WHICH IT IS ATTACHED EXCEPT AS OUTLINED IN THE DEATH BENEFIT PROVISIONS. YOU MAY CHANGE THE OWNERSHIP OF THE CONTRACT. HOWEVER, THE COVERED LIVES (AS DEFINED BY THIS ADD-ON BENEFIT) CANNOT CHANGE. ADVISORY FEE WITHDRAWALS ARE NOT PERMITTED ON CONTRACTS TO WHICH THIS ADD-ON BENEFIT IS ATTACHED. THE COMPANY ASSUMES NO RESPONSIBILITY FOR THE VALIDITY OR TAX CONSEQUENCES OF ANY OWNERSHIP CHANGE. IF YOU MAKE AN OWNERSHIP CHANGE, YOU MAY HAVE TO PAY TAXES. THE COMPANY ENCOURAGES YOU TO SEEK LEGAL AND/OR TAX ADVICE. AS STATED IN YOUR CONTRACT: THE COMPANY RESERVES THE RIGHT TO LIMIT, RESTRICT, SUSPEND OR REJECT ANY OR ALL SUBSEQUENT PREMIUM PAYMENTS. SUBSEQUENT PREMIUM PAYMENTS WILL BE APPLIED TO YOUR BENEFIT ON THE DAY THEY ARE RECEIVED AT THE COMPANY'S CUSTOMER CARE CENTER IN GOOD ORDER. CUMULATIVE SUBSEQUENT PREMIUM PAYMENTS IN ANY CONTRACT YEAR AFTER THE FIRST CONTRACT ANNIVERSARY FOLLOWING THE EFFECTIVE DATE OF THIS ADD-ON BENEFIT ARE LIMITED AS SHOWN ON THE SUPPLEMENTAL CONTRACT DATA PAGES. THE COMPANY RESERVES THE RIGHT TO LIMIT ALLOCATIONS AMONG THE AVAILABLE INDEX OR FIXED ACCOUNT OPTIONS UPON ELECTION OF THIS BENEFIT. YOU WILL BE SENT WRITTEN NOTICE PRIOR TO ANY LIMITATION TAKING EFFECT. ADD-ON BENEFIT

ICC25 7835 2 PLEASE NOTE: PARTIAL WITHDRAWALS IN EXCESS OF THE GUARANTEED ANNUAL WITHDRAWAL AMOUNT (GAWA) OR THE REQUIRED MINIMUM DISTRIBUTION (RMD) DURING THE CONTRACT YEAR MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT (MVA) AND COULD REDUCE FUTURE BENEFITS BY MORE THAN THE DOLLAR AMOUNT OF THE WITHDRAWAL. THIS ADD-ON BENEFIT PROVIDES NO CASH OR NONFORFEITURE VALUES. The Contract is revised as follows: 1) The following language is added to the DEFINITIONS of the Contract and is applicable to this add-on benefit only: "BENEFIT PREMIUM BASE. The Contract Value on the Effective Date plus the total Premium received between the Effective Date and the next Contract Anniversary. CONTINGENT ANNUITANT. The natural person that is designated as one of the Covered Lives on a Qualified Custodial Account Contract only. Any reference to the Annuitant does not include any Contingent Annuitant. COVERED LIFE. Each of the individuals covered under the For Life Guarantee. On Qualified Contracts, the Owner and the primary spousal Beneficiary named as of the Effective Date of this add-on benefit will each be considered a Covered Life. On Qualified Custodial Account Contracts, the Annuitant and the Contingent Annuitant named as of the Effective Date of this add-on benefit will each be considered a Covered Life. On Non-Qualified Contracts, the spousal Joint Owners will each be considered a Covered Life. The Covered Lives may not be subsequently changed. DEFERRAL YEAR. The period of time measured by each Contract Anniversary that has passed since the Effective Date of this add-on benefit. Deferral Years stop accruing at the Determination Date. DESIGNATED LIFE. The life on which certain GMWB values are based. The Designated Life is shown on the Supplemental Contract Data Pages. The Designated Life is the youngest Covered Life. The Designated Life may not be changed. DETERMINATION DATE. The date the Guaranteed Annual Withdrawal Amount Percentage (GAWA%) is determined. The Determination Date is the earliest of: 1. the time of the first withdrawal after the Effective Date of this add-on benefit; 2. the date the Owner elects to opt out of automatic step-ups to avoid an increase in GMWB charge percentage; 3. the date the Contract Value reduces to zero; 4. the date the GMWB is continued by the spousal Beneficiary; or 5. the date the Life Income of the GAWA Income Option is elected.

ICC25 7835 3 DETERMINATION DATE STEP-UP. The one-time step up of the Guaranteed Withdrawal Balance (GWB) that occurs if the Contract Value is greater than the GWB on the Determination Date. EFFECTIVE DATE. The date shown on the Supplemental Contract Data Pages. EXCESS WITHDRAWAL. The portion of the total withdrawals during each Contract Year on or after the Effective Date that exceeds the Guaranteed Withdrawal on the date of the withdrawal. FOR LIFE GUARANTEE. A guarantee that allows You to take partial withdrawals for the lifetime of the last surviving Covered Life. GUARANTEED ANNUAL WITHDRAWAL AMOUNT (GAWA). The maximum amount You can withdraw each Contract Year without reducing the guaranteed amount You can withdraw in future Contract Years on Contracts without an applicable RMD or where the GAWA is higher than the applicable RMD. GUARANTEED ANNUAL WITHDRAWAL AMOUNT PERCENTAGE (GAWA%). The percentage used to determine the GAWA. GUARANTEED WITHDRAWAL. The general term used to describe the greater of the GAWA or applicable RMD. GUARANTEED WITHDRAWAL BALANCE (GWB). The value upon which the GAWA and the GMWB Charge are based. QUALIFIED CUSTODIAL ACCOUNT CONTRACT. A Qualified Contract (including Roth IRAs) with a custodial Owner and Beneficiary." 2) The following language is revised in the DEFINITIONS of the Contract: "INTERIM VALUE. The Index Account Option value during the Index Account Option Term, calculated on each day of the Index Account Option Term other than the first and last days. The Interim Value is the amount of Index Account Option value available for withdrawal, including Guaranteed Withdrawals, withdrawals of the GMWB Charge, or Performance Lock prior to the end of the Index Account Option Term. The Interim Value is equal to the sum of the Fixed Income Asset Proxy and the Derivative Asset Proxy calculated as described in Your Crediting Method endorsements. For detailed information on the Interim Value, see the Crediting Method endorsements and the Crediting Method Supplemental Contract Data Pages. REQUIRED MINIMUM DISTRIBUTION (RMD). For certain Qualified Contracts, the RMD is the amount defined by the Internal Revenue Code and the implementing regulations as the minimum distribution requirement that applies to this Contract only. For purposes of this add-on benefit, on Contracts with an applicable RMD that is higher than the GAWA, the RMD is the maximum amount You can withdraw each Contract Year without reducing the GAWA. For purposes of this add-on benefit, this definition excludes any withdrawal necessary to satisfy the minimum distribution requirements of the Internal Revenue Code if the Contract is purchased with contributions from a nontaxable transfer after the death of the owner of a qualified contract."

ICC25 7835 4 3) The following language is added to the MISSTATEMENT OF AGE AND/OR SEX provision of the GENERAL PROVISIONS of the Contract: "If the age of any Covered Life is incorrectly stated on the Effective Date of the GMWB but falls within the allowable age range then, on the date the misstatement is discovered, the GWB and GAWA will be recalculated based on the GAWA% applicable at the correct age. If the age of any Covered Life is incorrectly stated on the Effective Date of the GMWB and falls outside the allowable age range, then, on the date the misstatement is discovered, the GMWB will be null and void and all GMWB Charges will be refunded." 4) The following language is added to the REPORTS provision of the GENERAL PROVISIONS of the Contract: "For the current reporting period, if the GMWB is in effect, the Contract's annual report will also include: 1. the beginning and ending GWB; 2. the applicable GAWA% and the GAWA available for withdrawal in the following Contract Year; and 3. the Contract Value after the application of the GMWB Charge." 5) The following language is added to the WITHDRAWAL PROVISIONS of the Contract: "FOR LIFE GUARANTEED MINIMUM WITHDRAWAL BENEFIT. The GMWB allows You to receive annual payments of the GAWA prior to the Income Date: 1) if the For Life Guarantee is in effect, for the lifetime of the last surviving Covered Life, or 2) if the For Life Guarantee is not in effect, until the earlier of Your death or the death of any Joint Owner, the death of the Annuitant on Qualified Custodial Account Contracts, or until the GWB is depleted, regardless of the performance of the Index Account Options or level of the Contract Value. The GAWA will not reduce if total partial withdrawals taken within each Contract Year do not exceed the Guaranteed Withdrawal. If You do not take the full Guaranteed Withdrawal in one Contract Year, You may not withdraw more than the Guaranteed Withdrawal in subsequent Contract Years without reducing the GAWA. For purposes of this add-on benefit, partial withdrawals are considered to be the entire amount withdrawn from the Contract after the Effective Date of this add-on benefit, including any applicable charges for and adjustments to such withdrawals. Guaranteed Withdrawals are considered partial withdrawals while the Contract Value is greater than zero and affect all Contract values the same as any other partial withdrawal would. The total amount received under this guarantee may be less than the GWB at election due to the application of charges and adjustments under the Contract. A partial withdrawal in excess of the Withdrawal Value will be permitted as long as total partial withdrawals in the Contract Year do not result in an Excess Withdrawal. A partial withdrawal in excess of the Contract Value will be permitted as long as total partial withdrawals in the Contract Year do not result in an Excess Withdrawal. If a partial withdrawal that does not result in an Excess Withdrawal is taken and exceeds the Contract Value, the Contract Value will be set to zero and the Contract Value Reduces to Zero provision will apply. Assessment of GMWB Charge. The GMWB Charge in effect on the Effective Date is shown on the Supplemental Contract Data Pages.

ICC25 7835 5 The GMWB Charge will be deducted on a pro rata basis from all Contract Options on each Contract Anniversary, when the Fixed Account Value is greater than the Fixed Account Minimum Value, as defined in Your Contract. If the Fixed Account Value is reduced to the Fixed Account Minimum Value, the GMWB Charge will be deducted on a pro rata basis from the Index Account Options. If no value remains in the Index Account Options, and the Fixed Account Value is equal to the Fixed Account Minimum Value on any Contract Anniversary, the GMWB Charge will not be assessed for that Contract Year. The GMWB Charge will be discontinued upon the earlier of the termination of this add-on benefit or the date on which the Contract Value equals zero. Upon termination, a pro rata GMWB Charge will be assessed for the period since the last annual GMWB Charge. The Company reserves the right to increase the GMWB Charge percentage, subject to the Maximum Guaranteed Minimum Withdrawal Benefit Charge provision shown on the Supplemental Contract Data Pages. Guaranteed Withdrawal Balance. On the Effective Date of this add-on benefit, the GWB is determined as follows and is subject to the GWB Maximum shown on the Supplemental Contract Data Pages: 1. If the Effective Date of this add-on benefit is the Issue Date of the Contract, the GWB equals the initial Premium, net of any applicable taxes. 2. If the Effective Date of this add-on benefit is after the Issue Date of the Contract, the GWB equals the Contract Value on the Effective Date of this add-on benefit. With each Premium payment received after the Effective Date of this add-on benefit, the GWB will be recalculated to equal the GWB prior to the Premium payment plus the amount of the Premium payment, net of any applicable taxes, subject to the GWB Maximum. On the Determination Date, if the Contract Value is greater than the GWB, there will be an automatic one-time Determination Date Step-Up to increase the GWB to equal the Contract Value, subject to the GWB Maximum shown on the Supplemental Contract Data Pages. Partial withdrawals will affect the GWB as follows: 1. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the Guaranteed Withdrawal, the GWB is equal to the greater of: a. the GWB prior to the partial withdrawal less the partial withdrawal; or b. zero. 2. If the partial withdrawal results in an Excess Withdrawal, the GWB is equal to the greater of: a. the GWB prior to the partial withdrawal, first reduced dollar for dollar for any portion of the partial withdrawal not defined as an Excess Withdrawal, then reduced in the same proportion that the Contract Value is reduced by the Excess Withdrawal; or b. zero. The GWB may not be withdrawn as a lump-sum and is not payable as a death benefit.

ICC25 7835 6 Guaranteed Annual Withdrawal Amount. On the Effective Date of this add-on benefit, the GAWA% is defined according to the table on the Supplemental Contract Data Pages. The GAWA% is determined on the Determination Date. Once determined, the GAWA% will not subsequently change. The GAWA% is based on the Designated Life's attained age on the Determination Date and the elapsed Deferral Years, as shown on the Supplemental Contract Data Pages. Prior to the Determination Date, the applicable GAWA% for each attained age band will increase based on the number of elapsed Deferral Years, as shown on the Supplemental Contract Data Pages. On the Determination Date, the GAWA is equal to the GAWA% determined by the Designated Life's attained age and elapsed Deferral Years shown on the Supplemental Contract Data Pages, multiplied by the GWB. If the Contract Value is greater than the GWB on the Determination Date, the GWB will automatically step up to the Contract Value prior to determination of the GAWA. With each subsequent Premium payment received after the GAWA has been determined, the GAWA will be recalculated to equal the GAWA prior to the subsequent Premium payment plus the GAWA% multiplied by the increase in the GWB. The increase in the GWB will be less than the subsequent Premium payment if the GWB Maximum has been reached. Partial withdrawals will affect the GAWA as follows: 1. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the Guaranteed Withdrawal, the GAWA will be unchanged. 2. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year results in an Excess Withdrawal, the GAWA is reduced in the same proportion as the Contract Value is reduced by the Excess Withdrawal. At the end of each Contract Year after the GAWA has been determined, if the For Life Guarantee is not in effect and the GWB is less than the GAWA, the GAWA is set equal to the GWB. For Life Guarantee. The For Life Guarantee becomes effective on the For Life Guarantee Effective Date shown on the Supplemental Contract Data Pages unless: 1. the Contract has terminated; 2. the Contract Value is reduced to zero before the For Life Guarantee Effective Date; 3. the Income Date precedes the For Life Guarantee Effective Date; or 4. the last surviving Covered Life dies before the For Life Guarantee Effective Date. If the For Life Guarantee becomes effective after the Determination Date, the GAWA is reset to equal the GAWA% multiplied by the current GWB. The For Life Guarantee is terminated when this GMWB is terminated or if this GMWB is continued by a spousal Beneficiary who is not a Covered Life. Contract Value Reduces to Zero. If the Contract Value is reduced to zero as the result of a partial withdrawal which does not result in an Excess Withdrawal, or due to the deduction of charges, all rights under the Contract cease, no subsequent Premium payments will be accepted, and all other add-on benefits are terminated without value.

ICC25 7835 7 If the GAWA% has not yet been determined, it will be set at the GAWA% corresponding to the Designated Life's attained age and the elapsed Deferral Years shown on the Supplemental Contract Data Pages at the time the Contract Value reduces to zero. The GAWA will be equal to the GAWA% multiplied by the GWB. If the For Life Guarantee is in effect, You will receive annual payments of the GAWA until the death of the last surviving Covered Life. Upon the death of the last surviving Covered Life, all payments will cease. No death benefit will apply. If the For Life Guarantee is not in effect, You will receive annual payments of the GAWA, with each payment reducing the GWB by the dollar amount of the payment until the GWB is depleted. The last payment will not exceed the remaining GWB at the time of payment. You will receive payments until the earliest of: 1. the depletion of the GWB; 2. the death of the Owner; 3. the death of any Joint Owner; or 4. the death of the Annuitant on Qualified Custodial Account Contracts. Upon the death of one of the aforementioned parties or the depletion of the GWB, all payments will cease and Spousal Continuation is not available. No death benefit will apply. Subject to the Company's approval, You may elect to receive payments more frequently than annually. However, the total of the payments made during any Contract Year may not exceed the GAWA. Guaranteed Withdrawal Balance Step-Up. On each Contract Anniversary following the Effective Date of this add-on benefit, the GWB will automatically step up to equal the Contract Value if the Contract Value is greater than the GWB and You have not opted out of step-ups to avoid an increase in the GMWB Charge percentage. On the Determination Date, if the Contract Value is greater than the GWB, there will be an automatic one-time Determination Date Step-Up to increase the GWB to equal the Contract Value. This one-time Determination Date Step-Up will occur even if You have opted out of step-ups to avoid an increase in the GMWB Charge percentage. At the time of any step-up, the GWB will be increased to equal the Contract Value, subject to the GWB Maximum shown on the Supplemental Contract Data Pages. A step-up will never increase the GWB to a value higher than the GWB Maximum. If the step-up occurs after the Determination Date, the GAWA is recalculated and is equal to the greater of: 1. the GAWA% multiplied by the new GWB; or 2. the GAWA prior to the step-up." 6) The following language is added to the PARTIAL WITHDRAWAL provision of the WITHDRAWAL PROVISIONS of the Contract: "Guaranteed Withdrawals are not subject to MVA. Excess Withdrawals in a Contract Year that also exceed the MVA Free Withdrawal amount may be subject to an MVA, if applicable.

ICC25 7835 8 EXCESS WITHDRAWAL. An Excess Withdrawal will cause the GWB and GAWA to be reduced proportionally as follows: a. The dollar-for-dollar portion (DFD Portion) of the partial withdrawal is equal to the greater of the Guaranteed Withdrawal, less all prior partial withdrawals made in the current Contract Year; or zero. b. The Proportional Reduction Factor for the partial withdrawal is defined to be: 1 – partial withdrawal amount – DFD Portion_________ Contract Value prior to partial withdrawal – DFD Portion c. The GWB is equal to the greater of the GWB prior to the Excess Withdrawal, reduced for the DFD portion, then multiplied by the Proportional Reduction Factor; or zero. d. The GAWA is equal to the GAWA prior to the Excess Withdrawal multiplied by the Proportional Reduction Factor. An Excess Withdrawal that reduces the Contract Value to zero will terminate the GMWB." 7) The following language is revised in the PARTIAL WITHDRAWAL provision of the WITHDRAWAL PROVISIONS of the Contract: "Partial withdrawals will affect the Contract Value as follows: 1. The Minimum Contract Value remaining after a partial withdrawal shown on the Contract Data Pages of the Contract will be waived. 2. The Minimum partial withdrawal amount shown on the Contract Data Pages of the Contract will be waived." 8) The following language is added to the ADVISORY FEE WITHDRAWALS provision of the WITHDRAWAL PROVISIONS of the Contract: "Advisory Fee Withdrawals are not permitted on Contracts to which any Add-On Guaranteed Minimum Withdrawal Benefit is added." 9) The following language is added to the DEATH BENEFIT PROVISIONS of the Contract: "Upon Your death or the death of any Joint Owner, while the Contract is still in effect with a Contract Value greater than zero, the GMWB terminates without value, unless the Contract is continued by the spouse. Upon continuation of the Contract by the surviving Covered Life, the GMWB will remain in effect and may not be subsequently terminated independently from the Contract to which it is attached. The GAWA will continue to be determined as described under the GAWA provision and will be based on the Designated Life's attained age and the elapsed Deferral Years on the continuation date. Step-ups will continue as described under the GWB Step-Up provision. Contract Years and Contract Anniversaries will continue to be based on the anniversary of the original Contract's Issue Date, and the Effective Date of this add-on benefit will not change.

ICC25 7835 9 Upon continuation of the Contract by a surviving spouse who is not a Covered Life, the spouse may elect to terminate the GMWB on the continuation date. Thereafter no GMWB Charge will be assessed. If the surviving spouse elects to terminate the GMWB upon continuation of the Contract, the surviving spouse may elect a new GMWB on any future Contract Anniversary, subject to availability. If the spouse does not make an election to terminate on the continuation date, the GMWB will be continued by the spouse and may not be subsequently terminated independently from the Contract to which it is attached. All conditions upon continuation of the GMWB (as described above) will apply except that the For Life Guarantee provision is null and void. If the GAWA% has not yet been determined, it will be set at the GAWA% corresponding to the Designated Life's attained age and the elapsed Deferral Years on the continuation date. The GAWA will be equal to the GAWA% multiplied by the GWB. If the Contract Value is greater than the GWB on the continuation date, the GWB will automatically step up to the Contract Value prior to determination of the GAWA. Once determined, the GAWA% will not subsequently change." 10) The following language is added to the INCOME PROVISIONS of the Contract: "JOINT LIFE INCOME OF THE GAWA. This option is only available if the For Life Guarantee is in effect on the Latest Income Date. You are entitled to receive payments of a fixed dollar amount during the lifetime of the last surviving Covered Life. All payments end upon the death of the last surviving Covered Life. The total annual amount payable under this Income Option will equal the GAWA in effect when this Income Option is elected. If the GAWA% has not yet been determined, it will be set at the GAWA% corresponding to the Designated Life's attained age and elapsed Deferral Years at the time of election of this GMWB Income Option and the GAWA will be equal to the GAWA% multiplied by the GWB. If the Contract Value is greater than the GWB on the Determination Date, the GWB will automatically step up to the Contract Value prior to determination of the GAWA. This amount will be paid in the frequency that You elect, which may not be less frequently than annually. However, in the event of the death of both Covered Lives before the first payment, the Company will pay the amount allocated to this Income Option to Your Beneficiary. SPECIFIED PERIOD INCOME OF THE GAWA. This option is only available if the For Life Guarantee is not in effect on the Latest Income Date. You are entitled to receive payments of a fixed dollar amount for a stated number of years. The actual number of years that payments will be made is determined on the Latest Income Date by dividing the GWB by the GAWA. Upon each payment, the GWB will be reduced by the dollar amount of the payment. The total annual amount payable under this Income Option will equal the GAWA in effect when this Income Option is elected, but no payment will exceed the remaining GWB at the time of payment. This amount will be paid over the determined number of years in the frequency that You elect, which may not be less frequently than annually. If payments have been made for less than the stated number of years upon Your death or the death of any Joint Owner, the remaining payments will be made to the Beneficiary. This Income Option may not be available on certain Qualified Contracts."

ICC25 7835 10 TERMINATION OF THE GMWB. When the GMWB terminates, a pro rata GMWB Charge will be deducted from Your Contract Value for the period since the last annual GMWB Charge, and all benefits under this and any other add-on benefits end on the earliest of: 1. the date You elect to receive income payments under the Contract; 2. the Latest Income Date; 3. the date You take a total withdrawal; 4. the date upon which the Contract terminates because the Owner, any Joint Owner, or the Annuitant on Qualified Custodial Account Contracts, dies, unless continued by the spouse; 5. the continuation date if the surviving spouse elects to terminate the GMWB and the spouse is permitted under the terms of this add-on benefit to make such an election; or 6. the date upon which all obligations for payment under this add-on benefit have been satisfied after the Contract has been terminated. Signed for the Jackson National Life Insurance Company President

ICC25 7835-S 1 Jackson National Life Insurance Company® SUPPLEMENTAL CONTRACT DATA PAGES Please refer to the attached Add-On Benefit for further explanation of values shown on these Supplemental Contract Data Pages. Contract Number: [1234567890] Add-on Benefit: Joint For Life Guaranteed Minimum Withdrawal Benefit with Annual Step-Up Covered Life/Designated Life: [John Doe] Covered Life/Designated Life's Attained Age on the Effective Date: [50] Covered Life: [Jenny Doe] Contingent Annuitant: [Jane Doe] Contingent Annuitant's Attained Age on the Effective Date: [35] Effective Date: [June 1, 2026] Maximum Subsequent Premium Payment: Cumulative subsequent Premium payments in any Contract Year after the first Contract Anniversary following the Effective Date of this add-on benefit are limited to the greater of: 1. [5%] of Benefit Premium Base; or 2. [$10,000] GWB Maximum: [$10,000,000] For Life Guarantee Effective Date: The later of: 1. the Contract Anniversary on or immediately following the Designated Life's attained age [59 1/2]; or 2. the Effective Date of this add-on benefit.

ICC25 7835-S 2 Guaranteed Annual Withdrawal Amount Percentage (GAWA%): Attained Age [Deferral Years less than 3 Deferral Years greater than or equal to 3 and less than 6 Deferral Years greater than or equal to 6 and less than 9 Deferral Years greater than or equal to 9] [50-59 4.05% 4.55% 5.05% 5.55% 60-64 5.05% 5.30% 5.55% 6.05% 65-69 5.55% 6.05% 6.80% 7.30% 70-74 5.80% 6.30% 7.05% 7.55% 75-79 6.05% 6.55% 7.30% 7.80% 80+ 6.55% 7.05% 7.80% 8.05%] Guaranteed Minimum Withdrawal Benefit (GMWB) Charge. The GMWB Charge percentage equals [1.4500%] of the GWB on an annual basis and is deducted (i) on each Contract Anniversary following the Effective Date of this add-on benefit; and (ii) upon termination of the GMWB. The GMWB Charge will be deducted after any applicable interest is credited on a Contract Anniversary and any fund transfers are completed. This charge may increase, subject to the Maximum Guaranteed Minimum Withdrawal Benefit Charge. Maximum Guaranteed Minimum Withdrawal Benefit Charge. On each [5th] Contract Anniversary following the Effective Date of this add-on benefit, the Company reserves the right to increase the GMWB Charge percentage by up to [0.2500%] on an annual basis. The Maximum GMWB Charge percentage is [3.0000%] on an annual basis. If the GMWB Charge percentage is increased, Written Notice will be provided to You [45] days prior to the Contract Anniversary on which the GMWB Charge percentage is scheduled to increase. You may elect to opt out of the current and any future GMWB Charge percentage increases by forfeiting automatic step-ups on future Contract Anniversaries. Upon such election, no subsequent Premium payments will be allowed. Such election is final and must be received in Good Order at the Company's Customer Care Center prior to the Contract Anniversary on which the GMWB Charge percentage is scheduled to increase.